Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 30, 2007, included in this Form 10-K, into the Company’s previously filed Registration Statements on Forms S-8 (File Nos. 333-12411, 333-93201, 333-72648, 333-85246, 333-108167, 333-114304 and 333-135972).

/s/    Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 30, 2007

Boston, Massachusetts